EXHIBIT 10.12


                    JOINDER TO REGISTRATION RIGHTS AGREEMENT

         This Joinder to Registration Rights Agreement (this "Agreement') is made and entered into as of October 31, 1997 by and among Iron Mountain Incorporated, a Delaware corporation (the "Company"), and Kent P. Dauten, an individual with a business address at Keystone Capital, Inc., 520 Lake Cook Road, Suite 450, Deerfield, IL 60015 ("Dauten").

         WHEREAS, the Company and certain of its Stockholders are parties to that certain Amended and Restated Registration Rights Agreement dated as of June 12, 1997, as heretofore supplemented (the "Registration Rights Agreement"); and

         WHEREAS, in accordance with the terms of the Registration Rights Agreement, the Company and Dauten desire to admit Dauten as a Stockholder (this and other capitalized terms used herein without definition are used with the meanings given to such terms in the Registration Rights Agreement) under the Registration Rights Agreement.

         NOW, THEREFORE, in consideration of the recitals, the mutual covenants and agreements herein contained, and other valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

         1. The Agreement and Plan of Merger, dated as of September 17, 1997, among the Company, IM-3 Acquisition Corp., a Delaware corporation, and HIMSCORP, Inc. ("HIMSCORP"), shall be an "Equity Agreement" for purposes of the Registration Rights Agreement. Notwithstanding the foregoing, only the shares of Common Stock to be issued to Dauten thereunder shall be "Registrable Securities" for purposes of the Registration Rights Agreement.

         2. Dauten hereby (i) joins in and becomes party to the Registration Rights Agreement as a Stockholder, (ii) agrees to be bound by and to perform all obligations of a Stockholder under the Registration Rights Agreement, and (iii) agrees that he shall not assign his rights under the Registration Rights Agreement other than as expressly permitted by Section 9(a) thereof. For the avoidance of doubt, Dauten shall be considered a "Significant Stockholder" for purposes of the Registration Rights Agreement.

         3. Pursuant to Section 1(b) of the Registration Rights Agreement, Dauten, as a Significant Stockholder, and his permitted assigns shall have the right to demand that the Company effect registration of all or part of the Registrable Securities held by such Persons pursuant to said Section 1(b) on two occasions; provided, however, that (i) in connection with the second such demand (and, in the event of a third demand as a result of clause (ii) of this Section 3, in connection with the third such demand), the Company shall not be responsible for the fees and disbursements of counsel to Dauten or any such assigns and Dauten, or any such assigns, as the case may be, shall reimburse the Company promptly upon request therefor for the registration filing fees paid by the Company to the Commission in respect of the shares of Registrable Securities registered on behalf of Dauten and all such assigns and for all reasonable out-of-pocket Registration Expenses incurred in satisfying any such registration (other than Registration Expenses (a) in respect of any services that would ordinarily be provided to the Company by its law or accounting firms whether such demand had been made or not, (b) which are attributable to other Stockholders or the Company participating in such registration and not related to the registration on behalf of Dauten or any such assigns, and (c) set forth in paragraph (j) of the definition thereof); and (ii) if, on the second of such demands, the aggregate number of Registrable Securities held by Dauten and his permitted assigns that are included in such registration is less than 75% of the aggregate number of Registrable Securities requested by such Persons to be included in such registration as a result of the limitations on the number of Registrable Securities to be included in such registration pursuant to Section 1(a)(iii) of the Registration Rights Agreement or the last paragraph of Section 1(b) thereof, upon the payment by Dauten or any such assigns, as the case may be, of any Registration Expenses owed by such Persons to the Company pursuant to clause (i) of this Section, then Dauten and his permitted assigns shall be entitled to demand that the Company effect registration of all or part of the Registrable Securities held by Dauten and any such assigns pursuant to said
Section 1(b) on one more occasion. For the avoidance of doubt, Dauten and the Company hereby agree that Dauten and his permitted assigns may withdraw the second or, if applicable, third demand made by him or them under Section 1(b) of the Registration Rights


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Agreement if he or they reasonably believe that his or their ability to sell his or their Registrable Securities under such offering will be limited due to the participation of other Stockholders in such offering; provided, however, that Dauten or any such assigns, as the case may be, shall reimburse the Company for all Registration Expenses in respect of which Dauten and any such assigns would have been responsible in accordance with this Section 3 that are incurred through the date that Dauten or such assigns give the Company written notice of the withdrawal of such demand.

         4. Pursuant to Section 5(b) of the Registration Rights Agreement, the rights of Dauten, as a Significant Stockholder, under Section 1(b) of the Registration Rights Agreement will terminate on the sixth anniversary of the date hereof.

         5. Except to the extent specifically supplemented hereby, the provisions of the Registration Rights Agreement shall remain unmodified. The Registration Rights Agreement, as supplemented hereby, is confirmed as being in full force and effect. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                           IRON MOUNTAIN INCORPORATED


                            By: /s/ Eugene B. Doggett
                                -------------------------------
                            Name: Eugene B. Doggett
                            Title:  Executive Vice President


                            /s/ Kent P. Dauten
                            ------------------------------------
                            Kent P. Dauten


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